Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement No. 333-213254 on Form S-8 and Registration Statements Nos. 333-219359 and 333-220944 on Form S-3 of our report dated December 17, 2018, relating to the consolidated financial statements of ALJ Regional Holdings, Inc. and Subsidiaries as of and for the year ended September 30, 2018, included in this Annual Report on Form 10-K for the year ended September 30, 2019.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

December 23, 2019